EXHIBIT 24

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13D referred to below) by SUP Parent Holdings, LLC, a Delaware corporation, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Superior Industries International, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

Dated: August 20, 2025

SUP PARENT HOLDINGS, LLC

	By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

OPS SI HOLDINGS LLC

	By:	Oaktree Capital Holdings, LLC
	Its:	Sole Managing Member

	By:	Oaktree Capital Group Holdings GP, LLC
	Its:	Indirect Owner

	By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

OPPS XII HOLDINGS, L.P.

	By:	Oaktree Capital Holdings, LLC
	Its:	Sole Managing Member

	By:	Oaktree Capital Group Holdings GP, LLC
	Its:	Indirect Owner

	By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

OAKTREE HUNTINGTON INVESTMENT FUND II

	By:	Oaktree Capital Holdings, LLC
	Its:	Sole Managing Member

By:	Oaktree Capital Group Holdings GP, LLC
Its:	Indirect Owner

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

OAKTREE CAPITAL HOLDINGS, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory